                                                                    EXHIBIT 10.6


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                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT





                                 by and between





                           NOBLE DRILLING CORPORATION



                                       and



                                 MARK A. JACKSON







                                 April 30, 2002



================================================================================

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
1.       Employment..............................................................................................2
2.       Employment Term.........................................................................................2
         (a)      Term...........................................................................................2
         (b)      Relationship Prior to Effective Date...........................................................2
3.       Positions and Duties....................................................................................2
4.       Compensation and Related Matters........................................................................3
         (a)      Base Salary....................................................................................3
         (b)      Annual Bonus...................................................................................4
         (b)      Employee Benefits..............................................................................4
                  (i)      Incentive, Savings, and Retirement Plans..............................................4
                  (ii)     Welfare Benefit Plans.................................................................4
         (d)      Expenses.......................................................................................5
         (e)      Fringe Benefits................................................................................5
         (f)      Vacation.......................................................................................5
5.       Termination of Employment...............................................................................5
         (a)      Death..........................................................................................5
         (b)      Disability.....................................................................................5
         (c)      Termination by Company.........................................................................6
         (d)      Termination by Executive.......................................................................6
         (e)      Notice of Termination..........................................................................7
         (f)      Date of Termination............................................................................8
6.       Obligations of the Company Upon Termination.............................................................8
         (a)      Good Reason or During the Window Period; Other Than for Cause, Death,
                  or Disability..................................................................................8
         (b)      Death.........................................................................................10
         (c)      Disability....................................................................................11
         (d)      Cause; Other than for Good Reason or During the Window Period.................................11
7.       Certain Additional Payments by the Company.............................................................12
8.       Representations and Warranties.........................................................................14
9.       Confidential Information...............................................................................14
10.      Certain Definitions....................................................................................15
         (a)      Effective Date................................................................................15
         (b)      Change of Control Period......................................................................15
         (c)      Change of Control.............................................................................15
11.      Full Settlement........................................................................................17
12.      No Effect on Other Contractual Rights..................................................................18
13.      Indemnification; Directors and Officers Insurance......................................................18
14.      Injunctive Relief......................................................................................18
15.      Governing Law..........................................................................................19
16.      Notices................................................................................................19

                                                                                                               Page
                                                                                                               ----
17.      Binding Effect; Assignment; No Third Party Benefit.....................................................19
18.      Miscellaneous..........................................................................................20
         (a)      Amendment.....................................................................................20
         (b)      Waiver........................................................................................20
         (c)      Withholding Taxes.............................................................................20
         (d)      Nonalienation of Benefits.....................................................................20
         (e)      Severability..................................................................................20
         (f)      Entire Agreement..............................................................................20
         (g)      Captions......................................................................................21
         (h)      References....................................................................................21
19.      Agreement Subject to Merger............................................................................21

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), dated as of April 30, 2002, by and between NOBLE DRILLING CORPORATION, a Delaware corporation (the "Company"), and MARK A. JACKSON (the "Executive");

                                   WITNESSETH:

         WHEREAS, the Company and the Executive have previously entered into an Employment Agreement dated September 1, 2000 (the "Original Employment Agreement"); and

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 11, 2002 (the "Merger Agreement"), among the Company, Noble Corporation, a Cayman Islands exempted company ("Noble-Cayman"), Noble Holding (U.S.) Corporation, a Delaware corporation, and Noble Cayman Acquisition Corporation, a Delaware corporation, the Company will become an indirect, wholly owned subsidiary of Noble-Cayman by way of the merger of Noble Cayman Acquisition Corporation with and into the Company, and Noble-Cayman will become the parent company of the Noble corporate group, including the Company (the "Merger"); and

         WHEREAS, the parties desire to amend and restate the Original Employment Agreement to adjust the definition of "Change of Control" (as defined below) to account for the Merger; and

         WHEREAS, this Agreement will take effect as of the "Effective Time" of the Merger (as used herein, the term "Effective Time" has the meaning assigned to such term in the Merger Agreement); and

         WHEREAS, Noble-Cayman will guarantee the performance by the Company of its obligations hereunder; and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company and/or its affiliated companies (as defined below), including Noble-Cayman, will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Paragraph 10(c)); and

         WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company and/or its affiliated companies currently and in the event of any pending or threatened Change of Control, and to provide the Executive with compensation and benefits upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations; and

         WHEREAS, in order to accomplish these objectives, the Board has caused the Company to amend and restate this Agreement effective as of the Effective Time;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Executive hereby agree to amend and restate the Original Employment Agreement in its entirety, subject to the consummation of the Merger and effective as of the Effective Time, as follows:

         1. Employment. The Company agrees that the Company or an affiliated company will continue the Executive in its employ, and the Executive agrees to remain in the employ of the Company or an affiliated company, for the period set forth in Paragraph 2(a), in the positions and with the duties and responsibilities set forth in Paragraph 3, and upon the other terms and conditions herein provided. As used in this Agreement, the term "affiliated company" shall include any company controlled by, controlling or under common control with the Company.

         2. Employment Term.

         (a) Term. The employment of the Executive by the Company or an affiliated company as provided in Paragraph 1 shall be for the period commencing on the Effective Date (as defined in Paragraph 10(a)) through and ending on the third anniversary of such date (the "Employment Term").

         (b) Relationship Prior to Effective Date. The Executive and the Company acknowledge that, except as may otherwise be provided under any written agreement between the Executive and the Company other than this Agreement, the employment of the Executive by the Company is "at will" and, prior to the Effective Date, may be terminated by either the Executive or the Company at any time. Moreover, if prior to the Effective Date, the Executive's employment with the Company terminates, then the Executive shall have no further rights under this Agreement. For purposes of this Paragraph 2(b) only, the term "Company" shall mean and include the company that employs Executive, whether Noble Drilling Corporation or an affiliated company of Noble Drilling Corporation.

         3. Positions and Duties.

         (a) During the Employment Term, the Executive's position (including status, offices, titles and reporting requirements), duties, functions, responsibilities and authority shall be at least commensurate in all material respects with the most significant of those held or exercised by or assigned to the Executive in respect of the Company or any affiliated company at any time during the 120-day period immediately preceding the Effective Date.

         (b) During the Employment Term, the Executive shall devote the Executive's full time, skill and attention, and the Executive's reasonable best efforts, during normal business hours to the business and affairs of the Company, and in furtherance of the business and affairs of its affiliated companies, to the extent necessary to discharge faithfully and efficiently the duties and responsibilities delegated and assigned to the Executive herein or pursuant hereto, except for usual, ordinary and customary periods of vacation and absence due to illness or other disability; provided, however, that the Executive may (i) serve on industry-related, civic or charitable boards or committees, (ii) with the approval of the Board of Directors of Noble-Cayman (the "Noble-Cayman Board"), serve on corporate boards or committees, (iii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iv) manage the Executive's personal investments, so long as such activities do not significantly interfere with the performance and fulfillment of the Executive's duties and responsibilities as an employee of the Company or an affiliated company in accordance with this Agreement and, in the case of the activities described in clause (ii) of this proviso, will not, in the good faith judgment of the Noble-Cayman Board, constitute an actual or potential conflict of interest with the business of the Company or an affiliated company. It is expressly understood and agreed that, to the extent that any such activities have been conducted by the Executive during the term of the Executive's employment by the Company or its affiliated companies prior to the Effective Date consistent with the provisions of this Paragraph 3(b), the continued conduct of such activities (or of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance and fulfillment of the Executive's duties and responsibilities to the Company and its affiliated companies.

         (c) In connection with the Executive's employment hereunder, the Executive shall be based at the location where the Executive was regularly employed immediately prior to the Effective Date or any office which is the headquarters of the Company or Noble-Cayman and is less than 50 miles from such location, subject, however, to required travel on the business of the Company and its affiliated companies to an extent substantially consistent with the Executive's business travel obligations during the three-year period immediately preceding the Effective Date.

         (d) All services that the Executive may render to the Company or any of its affiliated companies in any capacity during the Employment Term shall be deemed to be services required by this Agreement and consideration for the compensation provided for herein.

         4. Compensation and Related Matters.

         (a) Base Salary. During the Employment Term, the Executive shall receive an annual base salary ("Base Salary") at least equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Effective Date occurs. The Base Salary shall be payable in installments in accordance with the general payroll practices of the Company in effect at the time such payment is made, but in no event less frequently than monthly, or as otherwise mutually agreed upon. During the Employment Term, the Executive's Base Salary shall be subject to such increases (but not decreases) as may be determined from time to time by the Noble-Cayman Board in its sole discretion; provided, however, that the Executive's Base Salary (i) shall be reviewed by the Noble-Cayman Board no later than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually, with a view to making such upward adjustment, if any, as the Noble-Cayman Board deems appropriate, and (ii) shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to the Executive's peer executives of the Company or any of its affiliated companies. Base Salary shall not be reduced after any such increase. The term Base Salary as used in this Agreement shall refer to the Base Salary as so increased. Payments of Base Salary to the Executive shall not be deemed exclusive and shall not prevent the Executive from participating in any employee benefit plans, programs or arrangements of the Company and its affiliated companies in which the Executive is entitled to participate. Payments of Base Salary to the Executive shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment to the Executive hereunder shall in any way limit or reduce the obligation of the Company regarding the Executive's Base Salary hereunder.

         (b) Annual Bonus. In addition to Base Salary, the Executive shall be awarded, in respect of each fiscal year of the Company ending during the Employment Term, an annual bonus (the "Annual Bonus") in cash in an amount at least equal to the Executive's highest aggregate bonus under all Company bonus plans, programs, arrangements and awards (including the Company's Short-Term Incentive Plan and any successor plan) in respect of any fiscal year in the three full fiscal year period ended immediately prior to the Effective Date (annualized for any fiscal year consisting of less than 12 full months or with respect to which the Executive has been employed by the Company or any of its affiliated companies for less than 12 full months) (such highest amount is hereinafter referred to as the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year in respect of which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

         (c) Employee Benefits.

                  (i) Incentive, Savings and Retirement Plans. During the Employment Term, the Executive shall be entitled to participate in all incentive, savings and retirement plans, programs and arrangements applicable generally to the Executive's peer executives of the Company and its affiliated companies, but in no event shall such plans, programs and arrangements provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, programs and arrangements as in effect at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to the Executive's peer executives of the Company and its affiliated companies.

                  (ii) Welfare Benefit Plans. During the Employment Term, the Executive and/or the Executive's family, as the case may be, shall be eligible to participate in and shall receive all benefits under all welfare benefit plans, programs and arrangements provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans, programs and arrangements) to the extent applicable generally to the Executive's peer executives of the Company and its affiliated companies, but in no event shall such plans, programs and arrangements provide the Executive with welfare benefits that are less favorable, in the aggregate, than the most favorable of such plans, programs and arrangements as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to the Executive's peer executives of the Company and its affiliated companies.

         (d) Expenses. During the Employment Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing the Executive's duties and responsibilities hereunder in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to the Executive's peer executives of the Company and its affiliated companies.

         (e) Fringe Benefits. During the Employment Term, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time after the Effective Date with respect to the Executive's peer executives of the Company and its affiliated companies.

         (f) Vacation. During the Employment Term, the Executive shall be entitled to paid vacation and such other paid absences, whether for holidays, illness, personal time or any similar purposes, in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time after the Effective Date with respect to the Executive's peer executives of the Company and its affiliated companies.

         5. Termination of Employment.

         (a) Death. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Term.

         (b) Disability. If the Company determines in good faith that the Disability (as defined below) of the Executive has occurred during the Employment Term, the Company may give the Executive notice of its intention to terminate the Executive's employment. In such event, the Executive's employment hereunder shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided, that within the 30-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties hereunder on a full-time basis for an aggregate of 180 days within any given period of 270 consecutive days (in addition to any statutorily required leave of absence and any leave of absence approved by the Company) as a result of incapacity of the Executive, despite any reasonable accommodation required by law, due to bodily injury or disease or any other mental or physical illness, which will, in the opinion of a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, be permanent and continuous during the remainder of the Executive's life.

         (c) Termination by Company. The Company may terminate the Executive's employment hereunder for Cause (as defined below). For purposes of this Agreement, "Cause" shall mean:

                  (i) the willful and continued failure of the Executive to perform substantially the Executive's duties hereunder (other than any such failure resulting from bodily injury or disease or any other incapacity due to mental or physical illness) after a written demand for substantial performance is delivered to the Executive by the Board or the Noble-Cayman Board, or the Chief Executive Officer of the Company or Noble-Cayman, which specifically identifies the manner in which the Board or the Noble-Cayman Board, or the Chief Executive Officer of the Company or Noble-Cayman, believes the Executive has not substantially performed the Executive's duties; or

                  (ii) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably detrimental to the Company and/or its affiliated companies, monetarily or otherwise.

For purposes of this provision, no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of Noble-Cayman. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or the Noble-Cayman Board or upon the instructions of the Chief Executive Officer or another senior officer of Noble-Cayman or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and its affiliated companies. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Noble-Cayman Board then in office at a meeting of the Noble-Cayman Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Noble-Cayman Board) finding that, in the good faith opinion of the Noble-Cayman Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

         (d) Termination by Executive. The Executive may terminate the Executive's employment hereunder (i) at any time during the Employment Term for Good Reason (as defined below) or (ii) during the Window Period (as defined below) without any reason.

For purposes of this Agreement, the "Window Period" shall mean the 30-day period immediately following the first anniversary of the Effective Date, and "Good Reason" shall mean any of the following (without the Executive's express written consent):

                  (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), duties, functions, responsibilities or authority as contemplated by Paragraph 3(a) of this Agreement, or any other action by the Company or Noble-Cayman that results in a diminution in such position, duties, functions, responsibilities or authority, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or Noble-Cayman promptly after receipt of notice thereof given by the Executive;

                  (ii) any failure by the Company to comply with any of the provisions of Paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Paragraph 3(c) of this Agreement or the Company's requiring the Executive to travel on the Company's or its affiliated companies' business to a substantially greater extent than during the three-year period immediately preceding the Effective Date;

                  (iv) any failure by the Company to comply with and satisfy Paragraph 17(c) of this Agreement; or

                  (v) any purported termination by the Company of the Executive's employment hereunder otherwise than as expressly permitted by this Agreement, and for purposes of this Agreement, no such purported termination shall be effective.

For purposes of this Paragraph 5(d), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

         (e) Notice of Termination. Any termination of the Executive's employment hereunder by the Company or by the Executive (other than a termination pursuant to Paragraph 5(a)) shall be communicated by a Notice of Termination (as defined below) to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of a termination for Disability, Cause or Good Reason, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) specifies the Date of Termination (as defined in Paragraph 5(f) below); provided, however, that notwithstanding any provision in this Agreement to the contrary, a Notice of Termination given in connection with a termination for Good Reason shall be given by the Executive within a reasonable period of time, not to exceed 120 days, following the occurrence of the event giving rise to such right of termination. The failure by the Company or the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause or Good Reason shall not waive any right of the Company or the Executive hereunder or preclude the Company or the Executive from asserting such fact or circumstance in enforcing the Company's or the Executive's rights hereunder.

         (f) Date of Termination. For purposes of this Agreement, the "Date of Termination" shall mean the effective date of termination of the Executive's employment hereunder, which date shall be (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death, (ii) if the Executive's employment is terminated because of the Executive's Disability, the Disability Effective Date, (iii) if the Executive's employment is terminated by the Company (or applicable affiliated company) for Cause or by the Executive for Good Reason, the date on which the Notice of Termination is given, (iv) if the Executive's employment is terminated pursuant to Paragraph 2(a), the date on which the Employment Term ends pursuant to Paragraph 2(a) due to a party's delivery of a Notice of Termination thereunder, and (v) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which date shall in no event be earlier than the date such notice is given; provided, however, that if within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         6. Obligations of the Company upon Termination.

         (a) Good Reason or During the Window Period; Other Than for Cause, Death or Disability. If, during the Employment Term, the Company (or applicable affiliated company) shall terminate the Executive's employment hereunder other than for Cause or Disability or the Executive shall terminate the Executive's employment either for Good Reason or without any reason during the Window
Period:

                  (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                           (A) the sum of (1) the Executive's Base Salary
                  through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the greater of (I) the Recent Annual Bonus and (II) the Annual Bonus paid or payable, including by reason of any deferral, to the Executive (and annualized for any fiscal year consisting of less than 12 full months or for which the Executive has been employed by the Company or any of its affiliated companies for less than 12 full months) in respect of the most recently completed fiscal year of the Company during the Employment Term, if any (such greater amount hereinafter referred to as the "Highest Annual Bonus"), and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses
                  (1), (2) and (3) are hereinafter referred to as the "Accrued Obligations"); and

                           (B) an amount (such amount is hereinafter referred to
                  as the "Severance Amount") equal to the product of (1) three and (2) the sum of (x) the Executive's Base Salary and (y) the Highest Annual Bonus; and

                           (C) a separate lump-sum supplemental retirement
                  benefit (the amount of such benefit hereinafter referred to as the "Supplemental Retirement Amount") equal to the difference between (1) the actuarial equivalent (utilizing for this purpose the actuarial assumptions utilized with respect to the qualified defined benefit retirement plan of the Company and its affiliated companies in which the Executive is eligible to participate (or any successor plan thereto) (the "Retirement Plan") during the 120-day period immediately preceding the Effective Date) of the benefit payable under the Retirement Plan and any supplemental and/or excess retirement plan of the Company and its affiliated companies providing benefits for the Executive (the "SERP") which the Executive would receive if the Executive's employment continued at the compensation level provided for in Paragraphs 4(a) and 4(b)(i) for the remainder of the Employment Term, assuming for this purpose that all accrued benefits are fully vested and that benefit accrual formulas are no less advantageous to the Executive than those in effect during the 120-day period immediately preceding the Effective Date, and (2) the actuarial equivalent (utilizing for this purpose the actuarial assumptions utilized with respect to the Retirement Plan during the 120-day period immediately preceding the Effective Date) of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP; and

                  (ii) for three years after the Executive's Date of Termination, or such longer period as any plan, program or arrangement may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those that would have been provided to them in accordance with the plans, programs and arrangements described in Paragraph 4(c)(ii) if the Executive's employment had not been terminated, in accordance with the most favorable plans, programs and arrangements of the Company and its affiliated companies as in effect and applicable generally to the Executive's peer executives of the Company and its affiliated companies and their families during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to the Executive's peer executives of the Company and its affiliated companies and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility (such continuation of such benefits for the applicable period herein set forth is hereinafter referred to as "Welfare Benefit Continuation") (for purpose of determining eligibility of the Executive for retiree benefits pursuant to such plans, programs and arrangements, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period); and

                  (iii) the Company shall, at its sole expense as incurred, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in the Executive's sole discretion; and

                  (iv) with respect to all options to purchase Ordinary Shares, par value US$.10 per share, of Noble-Cayman ("Ordinary Shares") held by the Executive pursuant to a Noble-Cayman option plan on or prior to the Date of Termination, irrespective of whether such options are then exercisable, the Executive shall have the right, during the 60-day period after the Date of Termination, to elect to surrender all or part of such options in exchange for a cash payment by the Company to the Executive in an amount equal to the number of Ordinary Shares subject to the Executive's option multiplied by the excess of (x) over (y), where (x) equals the highest reported sale price of an Ordinary Share in any transaction reported on the New York Stock Exchange during the 60-day period prior to and including the Executive's Date of Termination and (y) equals the purchase price per share covered by the option. Such cash payments shall be made within 30 days after the date of the Executive's election; provided, however, that if the Executive's Date of Termination is within six months after the date of grant of a particular option held by the Executive and the Executive is subject to
         Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), any cash payments related thereto shall be made on the date which is six months and one day after the date of grant of such option to the extent necessary to prevent the imposition of the disgorgement provisions under Section 16(b).

                  (v) all club memberships and other memberships that the Company was providing for the Executive's use at the time Notice of Termination is given shall, to the extent possible, be transferred and assigned to the Executive at no cost to the Executive (other than income taxes owed), the cost of transfer, if any, to be borne by the Company; and

                  (vi) all benefits under the Noble Corporation 1991 Stock Option and Restricted Stock Plan and any other similar plans, including any stock options or restricted stock held by the Executive, not already vested shall be 100% vested, to the extent such vesting is permitted under the U.S. Internal Revenue Code (the "Code"); and

                  (vii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, practice or arrangement or contract or agreement of the Company and its affiliated companies (such other amounts and benefits hereinafter referred to as the "Other Benefits").

         (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Term, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for
(i) payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination) and the timely payment or provision of the Welfare Benefit Continuation and the Other Benefits and (ii) payment to the Executive's estate or beneficiaries, as applicable, in a lump sum in cash within 30 days of the Date of Termination of an amount equal to the sum of the Severance Amount and the Supplemental Retirement Amount. With respect to the provision of Other Benefits, the term "Other Benefits" as used in this Paragraph 6(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and its affiliated companies to the estates and beneficiaries of the Executive's peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to the peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other of the Executive's peer executives of the Company and its affiliated companies and their beneficiaries.

         (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Term, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination) and the timely payment or provision of the Welfare Benefit Continuation and the Other Benefits and (ii) payment to the Executive in a lump sum in cash within 30 days of the Date of Termination of an amount equal to the sum of the Severance Amount and the Supplemental Retirement Amount. With respect to the provision of Other Benefits, the term "Other Benefits" as used in this Paragraph 6(c) shall include, without limitation, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other of the Executive's peer executives of the Company and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other of the Executive's peer executives of the Company and its affiliated companies and their families.

         (d) Cause; Other than for Good Reason or During the Window Period. If the Executive's employment is terminated for Cause during the Employment Term, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates the Executive's employment during the Employment Term, excluding a termination either for Good Reason or without any reason during the Window Period, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of the Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination subject to applicable laws and regulations.

         7. Certain Additional Payments by the Company.

         (a) Notwithstanding any provision in this Agreement to the contrary and except as set forth below, if it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required pursuant to this Paragraph 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Paragraph 7(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

         (b) Subject to the provisions of Paragraph 7(c), all determinations required to be made under this Paragraph 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers LLP (the "Accounting Firm") or, as provided below, such other certified public accounting firm as may be designated by the Executive, which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days after the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. If the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall have the option, in the Executive's sole discretion, to appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the "Accounting Firm" hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Paragraph 7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant to Paragraph 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service of the United States (the "Internal Revenue Service") that, if successful, would require the payment by the Company of the Gross-Up Payment (or an additional amount of Gross-Up Payment) in the event the Internal Revenue Service seeks higher payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim;

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including the acceptance of legal representation with respect to such claim by an attorney reasonably selected by the Company;

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

                  (iv) permit the Company and/or Noble-Cayman to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Paragraph 7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Paragraph 7(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Paragraph 7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Paragraph 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         8. Representations and Warranties.

         (a) The Company represents and warrants to the Executive that the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action of the Company and do not and will not conflict with or result in a violation of any provision of, or constitute a default under, any contract, agreement, instrument or obligation to which the Company is a party or by which it is bound.

         (b) The Executive represents and warrants to the Company that the execution, delivery and performance by the Executive of this Agreement do not and will not conflict with or result in a violation of any provision of, or constitute a default under, any contract, agreement, instrument or obligation to which the Executive is a party or by which the Executive is bound.

         9. Confidential Information. The Executive recognizes and acknowledges that the Company's and its affiliated companies' trade secrets and other confidential or proprietary information, as they may exist from time to time, are valuable, special and unique assets of the Company's and/or such affiliated companies' business, access to and knowledge of which are essential to the performance of the Executive's duties hereunder. The Executive confirms that all such trade secrets and other information constitute the exclusive property of the Company and/or such affiliated companies. During the Employment Term and thereafter without limitation of time, the Executive shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for the Executive's own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings or other confidential or proprietary information of any kind, nature or description (whether or not acquired, learned, obtained or developed by the Executive alone or in conjunction with others) belonging to or concerning the Company or any of its affiliated companies, except (i) with the prior written consent of the Company duly authorized by its Board, (ii) in the course of the proper performance of the Executive's duties hereunder, (iii) for information (x) that becomes generally available to the public other than as a result of unauthorized disclosure by the Executive or the Executive's affiliates or (y) that becomes available to the Executive on a nonconfidential basis from a source other than the Company or its affiliated companies who is not bound by a duty of confidentiality, or other contractual, legal or fiduciary obligation, to the Company, or (iv) as required by applicable law or legal process. The provisions of this Paragraph 9 shall continue in effect notwithstanding termination of the Executive's employment hereunder for any reason.

         10. Certain Definitions.

         (a) Effective Date. The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Paragraph 10(b)) on which a Change of Control occurs. Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs and if the Executive's employment with the Company (or applicable affiliated company) is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         (b) Change of Control Period. The "Change of Control Period" shall mean the period commencing on the date of this Agreement and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof herein referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate three years after such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

         (c) Change of Control. For purposes of this Agreement, a "Change of Control" shall mean:

                  (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (A) the then outstanding Ordinary Shares of Noble-Cayman (the "Outstanding Parent Shares") or (B) the combined voting power of the then outstanding voting securities of Noble-Cayman entitled to vote generally in the election of directors (the "Outstanding Parent Voting Securities"); provided, however, that for purposes of this subparagraph (c)(i) the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from Noble-Cayman (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by Noble-Cayman, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Noble-Cayman or any company controlled by Noble-Cayman, or (z) any acquisition by any corporation pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this Paragraph 10(c) are satisfied; or

                  (ii) individuals who, immediately after the Effective Time of the Merger, constitute the Noble-Cayman Board (the "Incumbent Board") cease for any reason to constitute a majority of such Board of Directors; provided, however, that any individual becoming a director of Noble-Cayman subsequent to the Effective Time of the Merger whose election, or nomination for election by Noble-Cayman's Members, was approved by a vote of a majority of the directors of Noble-Cayman then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Noble-Cayman Board; or

                  (iii) consummation of a reorganization, merger, amalgamation or consolidation of Noble-Cayman, with or without approval by the Members of Noble-Cayman, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Shares and Outstanding Parent Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Parent Shares and Outstanding Parent Voting Securities, as the case may be, (B) no Person (excluding Noble-Cayman, any employee benefit plan (or related trust) of Noble-Cayman or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, 15% or more of the Outstanding Parent Shares or Outstanding Parent Voting Securities, as the case may be) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the company resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

                  (iv) consummation of a sale or other disposition of all or substantially all the assets of Noble-Cayman, with or without approval by the Members of Noble-Cayman, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Shares and Outstanding Parent Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Parent Shares and Outstanding Parent Voting Securities, as the case may be,
         (B) no Person (excluding Noble-Cayman, any employee benefit plan (or related trust) of Noble-Cayman or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 15% or more of the Outstanding Parent Shares or Outstanding Parent Voting Securities, as the case may
         be) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Noble-Cayman Board providing for such sale or other disposition of assets of Noble-Cayman; or

                  (v) approval by the Members of Noble-Cayman of a complete liquidation or dissolution of Noble-Cayman.

         11. Full Settlement.

         (a) There shall be no right of set off or counterclaim against, or delay in, any payments to the Executive, or to the Executive's heirs or legal representatives, provided for in this Agreement, in respect of any claim against or debt or other obligation of the Executive or others, whether arising hereunder or otherwise.

         (b) In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

         (c) The Company agrees to pay as incurred, to the full extent permitted by law, all costs and expenses (including attorneys' fees) that the Executive, or the Executive's heirs or legal representatives, may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement, or any guarantee of performance thereof (including as a result of any contest by the Executive, or the Executive's heirs or legal representatives, about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

         12. No Effect on Other Contractual Rights. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable to the Executive, or in any way diminish the Executive's rights as an employee of the Company or any of its affiliates, whether existing on the date of this Agreement or hereafter, under any employee benefit plan, program or arrangement or other contract or agreement of the Company or any of its affiliated companies providing benefits to the Executive.

         13. Indemnification; Directors and Officers Insurance. The Company shall (a) during the Employment Term and thereafter without limitation of time, indemnify and advance expenses to the Executive to the fullest extent permitted by the laws of the State of Delaware from time to time in effect and (b) ensure that during the Employment Term, Noble-Cayman acquires and maintains directors and officers liability insurance covering the Executive (and to the extent Noble-Cayman desires, other directors and officers of Noble-Cayman and/or the Company and its affiliated companies) to the extent it is available at commercially reasonable rates as determined by the Noble-Cayman Board; provided, however, that in no event shall the Executive be entitled to indemnification or advancement of expenses under this Paragraph 13 with respect to any proceeding or matter therein brought or made by the Executive against the Company or Noble-Cayman other than one initiated by the Executive to enforce the Executive's rights under this Paragraph 13. The rights of indemnification and to receive advancement of expenses as provided in this Paragraph 13 shall not be deemed exclusive of any other rights to which the Executive may at any time be entitled under applicable law, the Certificate of Incorporation or Bylaws of the Company, the Articles of Association of Noble-Cayman, any agreement, a vote of shareholders or members, a resolution of the Board or the Noble-Cayman Board, or otherwise. The provisions of this Paragraph 13 shall continue in effect notwithstanding termination of the Executive's employment hereunder for any reason.

         14. Injunctive Relief. In recognition of the fact that a breach by the Executive of any of the provisions of Paragraph 9 will cause irreparable damage to the Company and/or its affiliated companies for which monetary damages alone will not constitute an adequate remedy, the Company shall be entitled as a matter of right (without being required to prove damages or furnish any bond or other security) to obtain a restraining order, an injunction, an order of specific performance, or other equitable or extraordinary relief from any court of competent jurisdiction restraining any further violation of such provisions by the Executive or requiring the Executive to perform the Executive's obligations hereunder. Such right to equitable or extraordinary relief shall not be exclusive but shall be in addition to all other rights and remedies to which the Company or any of its affiliated companies may be entitled at law or in equity, including without limitation the right to recover monetary damages for the breach by the Executive of any of the provisions of this Agreement.

         15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

         16. Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by either party hereto shall be in writing and shall be deemed to have been duly given or made (i) when delivered personally, (ii) when sent by telefacsimile transmission, or (iii) five days after being deposited in the United States mail, first class registered or certified mail, postage prepaid, return receipt requested, to the party for which intended at the following addresses (or at such other addresses as shall be specified by the parties by like notice, except that notices of change of address shall be effective only upon receipt):

         If to the Company, at:         Noble Drilling Corporation
                                        13135 South Dairy Ashford, Suite 800
                                        Sugar Land, Texas 77478
                                        Fax No.:  (218) 276-6316
                                        Attention: Chief Executive Officer

         If to the Executive, at:       Mark A. Jackson
                                        Noble Drilling Corporation
                                        13135 South Dairy Ashford, Suite 800
                                        Sugar Land, Texas 77478
                                        Fax No.:  (218) 276-6316

         17. Binding Effect; Assignment; No Third Party Benefit.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and shall be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, amalgamation or otherwise) to all or substantially all the business and/or assets of Noble-Cayman, by agreement in writing in form and substance reasonably satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor or assign to the business and/or assets of Noble-Cayman as aforesaid which executes and delivers the agreement provided for in this Paragraph 17(c) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

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

         (d) Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and Noble-Cayman, and their respective heirs, legal representatives, successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         18. Miscellaneous.

         (a) Amendment. This Agreement may not be modified or amended in any respect except by an instrument in writing signed by the party against whom such modification or amendment is sought to be enforced. No person, other than pursuant to a resolution of the Board or a committee thereof, which resolution is approved by the Noble-Cayman Board or a committee thereof, shall have authority on behalf of the Company to agree to modify, amend or waive any provision of this Agreement or anything in reference thereto.

         (b) Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to have the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. No failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or power.

         (c) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (d) Nonalienation of Benefits. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any payments or other benefits provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or pursuant to the laws of descent and distribution.

         (e) Severability. If any provision of this Agreement is held to be invalid or unenforceable, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed invalid or unenforceable, and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made valid or enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be valid and/or enforceable to the maximum extent permitted by applicable law.

         (f) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and from and after the date of this Agreement, this Agreement shall supersede any other prior agreement or understanding, both written and oral, between the parties with respect to such subject matter.

         (g) Captions. The captions herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

         (h) References. All references in this Agreement to Paragraphs, subparagraphs and other subdivisions refer to the Paragraphs, subparagraphs and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         19. Agreement Subject to Merger. This Agreement shall not become a binding agreement unless and until the Merger is consummated.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Executive has executed this Agreement, as of the date first above set forth.

                           "COMPANY"
                           NOBLE DRILLING CORPORATION



                           By:      /s/ James C. Day
                                    -------------------------------------------
                           Name:    James C. Day
                                    -------------------------------------------
                           Title:   Chairman and Chief Executive Officer
                                    -------------------------------------------


                           "EXECUTIVE"


                           /s/ Mark A. Jackson
                           ----------------------------------------------------
                           Mark A. Jackson



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